EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 17, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2009 – Apr 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.5%	0.2%	-6.2%	-10.5%	-10.5%	-5.6%	-0.2%	-5.6%	10.4%	-28.6%	-0.5	-0.7
B**	0.5%	0.2%	-6.4%	-11.1%	-11.1%	-6.2%	-0.9%	-6.2%	10.4%	-29.9%	-0.6	-0.8
Legacy 1***	0.6%	0.3%	-5.6%	-8.6%	-8.5%	-3.7%	N/A	-3.7%	10.2%	-23.7%	-0.3	-0.5
Legacy 2***	0.6%	0.3%	-5.6%	-8.8%	-8.8%	-4.1%	N/A	-4.1%	10.2%	-24.4%	-0.4	-0.5
Global 1***	0.6%	0.4%	-5.5%	-8.2%	-7.8%	-4.6%	N/A	-4.6%	9.8%	-22.7%	-0.4	-0.6
Global 2***	0.6%	0.3%	-5.6%	-8.4%	-8.0%	-4.8%	N/A	-4.8%	9.8%	-23.8%	-0.5	-0.6
Global 3***	0.6%	0.3%	-6.1%	-9.9%	-9.6%	-6.5%	N/A	-6.5%	9.8%	-30.1%	-0.6	-0.8

S&P 500 Total Return Index****	2.7%	-0.3%	1.5%	19.2%	13.4%	18.9%	7.6%	18.9%	13.6%	-16.3%	1.4	2.3
Barclays Capital U.S. Long Gov Index****	-0.6%	1.0%	8.0%	-6.8%	7.9%	6.2%	6.8%	6.2%	11.3%	-15.5%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					31%
Energy	14%	Long	Crude Oil	3.7%	Long	14%	Long	Crude Oil	3.7%	Long
			Brent Crude Oil	3.4%	Long			Brent Crude Oil	3.4%	Long
Grains/Foods	11%	Long	Soybeans	2.9%	Long	11%	Long	Soybeans	2.9%	Long
			Corn	1.8%	Long			Corn	1.8%	Long
Metals	6%	Long	Aluminum	1.2%	Long	6%	Long	Aluminum	1.2%	Long
			Copper	0.9%	Short			Copper	0.9%	Short
FINANCIALS	69%					69%
Currencies	35%	Short $	British Pound	5.1%	Long	35%	Short $	British Pound	5.2%	Long
			Euro	4.9%	Long			Euro	4.9%	Long
Equities	15%	Long	S&P 500	3.3%	Long	15%	Long	S&P 500	3.3%	Long
			DJ Eurostoxx 50 Index	2.1%	Long			DJ Eurostoxx 50 Index	2.1%	Long
Fixed Income	19%	Long	Bunds	4.2%	Long	19%	Long	Bunds	4.1%	Long
			U.S. Treasury Bonds	3.0%	Long			U.S. Treasury Bonds	3.0%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices rose by more than 2% after U.S. inventories experienced a smaller-than-expected increase.  Brent crude oil prices increased as mounting tensions in Ukraine renewed fears surrounding supply disruptions.

Grains/Foods
Wheat prices moved more than 4% higher as rising tensions between Ukraine and Russia cast doubt on the region’s ability to plant and harvest grain this year.  Soybean prices rose in excess of 3% as rising meat prices continued to boost demand for soymeal, which is used to feed livestock.

Metals	Gold and silver prices moved lower as overall demand from Chinese buyers fell. Nickel prices rose by more than 4% amid growing concerns regarding the availability of supplies in Indonesia and Russia.
Currencies
The New Zealand dollar depreciated against counterparts after inflation data supported beliefs that an interest rate hike by the country’s central bank seemed unlikely. The Australian dollar moved lower against the U.S. dollar as investors anticipated U.S. dollar strength in the coming months due to the Federal Reserve’s plans to wind down its bond-buying program.

Equities
Global equities rallied because of positive earnings reports from several U.S. corporations and optimism surrounding the situation in Ukraine.  Bullish European economic data also contributed to strength in the equity markets.

Fixed Income
Prices for U.S. Treasury bonds fell after U.S. corporations reported positive earnings, which decreased demand for safe-haven assets.  Long British Gilts experienced price declines due to weak demand for safe-haven assets after a significant drop in U.K. unemployment rates confirmed the nation’s economic recovery is gaining traction.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.